UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

SecureWorks Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37748	56-2015395
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE Suite 500 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

Amendment and Restatement of Form of Confidentiality, Non-Solicitation and Non-Competition Agreement

As previously reported by SecureWorks Corp. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2016, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors approved, on September 1, 2016, an amendment and restatement (the “Amended and Restated Severance Plan”) of the Company’s Severance Pay Plan for Executive Employees to provide that, among other matters, participants in the Amended and Restated Severance Plan will receive severance pay equal to 12 months of base salary in connection with a qualifying termination (as defined in the plan). On December 1, 2016, the Compensation Committee approved a similar amendment and restatement of the Company’s Form of Confidentiality, Non-Solicitation and Non-Competition Agreement, entitled the Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (the “Amended and Restated Form of Agreement”). Pursuant to the amendment and restatement, if an executive’s employment is terminated by the Company without Cause (as defined in the agreement), the Company is required under the Amended and Restated Form of Agreement to pay the executive an amount equal to 12 months of base salary (rather than six months of base salary, as provided in the prior form of agreement), as severance, subject to specified conditions. No other changes were made to the prior form of agreement. The Amended and Restated Form of Agreement, among other matters, obligates each executive that is a party to the agreement to comply with specified non-competition and non-solicitation obligations for a period of 12 months following the termination of his or her employment.

As of December 1, 2016, each of the Company’s current named executive officers has entered, or plans to enter, into a restrictive covenant agreement in the form of the Amended and Restated Form of Agreement in replacement of the restrictive covenant agreement with the Company to which such officer was previously a party.

The foregoing description of the Amended and Restated Form of Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Form of Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Departure of Named Executive Officer

On December 1, 2016, Tyler Winkler, the Company’s Vice President, Global Sales & Marketing, informed the Company that he will retire effective on February 3, 2017. Mr. Winkler will receive severance pay and benefits equivalent to those that would be payable under the Amended and Restated Severance Plan in the event of a qualifying termination and with the shares of restricted stock of the Company held by Mr. Winkler to be treated as if such shares were restricted stock units under the Amended and Restated Severance Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following document is herewith filed as an exhibit to this report:

Exhibit No.	Exhibit Description

10.1	SecureWorks Corp. Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016	SecureWorks Corp.

	By:	/s/ R. Wayne Jackson
R. Wayne Jackson
Chief Financial Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	SecureWorks Corp. Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement